UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 19, 2013

TRUE RELIGION APPAREL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51483	98-0352633
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2263 East Vernon Avenue
Vernon, California 90058
(Address of Principal Executive Offices, Zip Code)

(323) 266-3072
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
                      Officers; Compensatory Arrangement of Certain Officers.

 (b) On March 19, 2013, the Company announced that Jeff Lubell had decided to step down as Chairman, Chief Executive Officer and Creative Director and that his employment with the Company terminated at such time.  Mr. Lubell has agreed to serve as Chairman Emeritus and as a creative consultant to the Company for a period of two years.

(c)  On March 19, 2013, the Board of Directors of the Company appointed Lynne Koplin to serve in the position of Interim Chief Executive Officer of the Company, along with her current position as President of the Company. In addition, Ms. Koplin was also designated to serve as the Company’s Principal Executive Officer during the period that she serves as Interim Chief Executive Officer.  Ms. Koplin, age 56, joined the Company in January 2010 as Chief Operating Officer and assumed her current position as President in August 2011.  Prior to joining the Company, Ms. Koplin served as president of the women’s division of Tommy Bahama, Inc., a maker of luxury lifestyle clothing and accessories from July 2005 to December 2009.  From April 1999 to June 2005, Ms. Koplin served as President and Chief Executive Officer of Apparel Ventures, Inc., a manufacturer and marketer of branded women’s swimwear.  Ms. Koplin’s additional experience includes executive-level roles at Authentic Fitness, a division of Warnaco, and Cole of California.

There are no family relationships between Ms. Koplin and any of the directors and other executive officers of the Company. Ms. Koplin and the Company are parties to an Employment Agreement, dated January 4, 2010, as amended.  No new compensatory arrangements were entered into with Ms. Koplin in connection with her appointment as Interim Chief Executive Officer.

Mr. Lubell received a severance payment and other benefits as provided for in his existing Employment Agreement.  In addition Mr. Lubell and the Company entered into a consulting agreement providing for consulting payments in the amount of $1 million for each year during the two year consulting period.  Substantially all other obligations under the existing Employment Agreement were terminated.  There were no other severance or compensatory arrangement entered into with Mr. Lubell.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

99.1           Press Release, dated March 19, 2013, of True Religion Apparel, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 20, 2013                                                                     TRUE RELIGION APPAREL, INC.

By:           /s/ Peter F. Collins
Name:      Peter F. Collins
Title:        Chief Financial Officer

INDEX TO EXHIBITS

99.1           Press Release, dated March 19, 2013, of True Religion Apparel, Inc.